Exhibit 99.1

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

PRESS RELEASE

Majesco Reports Revenue, EBITDA and Sales Growth for First Quarter Fiscal 2020 Financial Results

First quarter revenue of $37.3M up 10% year over year

First quarter EBITDA margin of 12.7% up 35% year over year

Cloud revenue now represents 37.4% of total revenue

Morristown, NJ – August 7, 2019 – Majesco (NASDAQ: MJCO), a global provider of cloud insurance platform software, today announced solid financial results for the fiscal 2020 first quarter that ended June 30, 2019.

“Our first quarter financial results reflect the ongoing momentum of our product focus and cloud strategy”, said Adam Elster, Majesco’s CEO. “The number of cloud customers continues to grow, and our customers are benefitting from dramatically reduced project implementation timelines. These trends clearly demonstrate Majesco’s ability to rapidly deliver time-to-value to our customers while providing a modern platform for insurers to innovate new products and business models. This is the foundation for our long-term growth as we acquire, adopt and expand customers.”

Key Revenue Drivers

•	Revenue from cloud-based customers was $13.9 million (37.4% of total revenue) for the quarter ended June 30, 2019.
•	Total number of cloud customers is now 58.
•	Total recurring revenue was 32.5% of total revenue for the quarter ended June 30, 2019.
•	Majesco’s 12-month order backlog as of June 30, 2019 was $98.7 million.
•	We added 4 new cloud customers organically for the quarter ended June 30, 2019.

First Quarter 2020 Financial Results

•	Revenue was $37.3 million, compared to $34.0 million for the same period last fiscal year.
•	Gross profit was $19.9 million (53.3% of revenue), compared to $15.9 million for the same period last fiscal year.
•	Research and development (R&D) expenses were $5.5 million (14.7% of revenue), compared to $4.8 million for the same period last fiscal year.
•	Selling, general and administrative (SG&A) expenses were $11.8 million (31.7% of revenue), compared to $9.3 million for the same period last fiscal year.
•	Adjusted EBITDA was $4.7 million (12.7% of revenue), compared to $3.5 million for the same period last fiscal year.
•	Net income was $1.3 million, or $0.03 per diluted share.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Balance Sheet Highlights

•	Majesco had no debt and cash equivalents (including short term investments) of $33.0 million at June 30, 2019, compared to net debt of $1.6 million for the same period last fiscal year.

Other Highlights

•	Majesco launched new brand, website and vision for the future of insurance
•	Majesco broke attendance records at Convergence 2019, the company’s annual customer conference

•	Majesco announced the release of P&C Core Suite v11
•	Majesco announced the release of L&A and Group Core Suite v11
•	Majesco and DataRobot announce a partnership to bring AI and machine learning to insurance
•	Majesco appointed Finance and Operations expert Wayne Locke as new CFO
•	Majesco hosted its annual Investor/Analyst Day at the brand-new Nasdaq MarketSite in New York highlighting the company’s growth strategy, product roadmaps and market opportunity
•	Majesco and Capgemini became Alliance Partners
•	Majesco CEO Adam Elster presented at Needham & Company’s Emerging Technology Conference and B. Riley’s Annual Investor Conference

Conference Call and Webcast Information

Majesco management will conduct a live teleconference to discuss Majesco’s fiscal 2020 first quarter at 8:00 a.m. ET on Thursday, August 8, 2019. Anyone interested in participating should call 855-327-6837 if calling from the U.S., or 631-891-4304 if dialing internationally. A replay will be available until August 22, 2019, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode: 10007431 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by clicking here.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only as supplemental.

About Majesco

Majesco (NASDAQ: MJCO) provides technology, expertise, and leadership that helps insurers modernize, innovate and connect to build the future of their business – and the future of insurance – at speed and scale. Our platforms connect people and businesses to insurance in ways that are innovative, hyper-relevant, compelling and personal. Over 200 insurance companies worldwide in P&C, L&A and Group Benefits are transforming their businesses by modernizing, optimizing or creating new business models with Majesco. Our market-leading solutions include CloudInsurer™ P&C Core Suite (Policy, Billing, Claims); CloudInsurer™ L&A and Group Core Suite (Policy, Billing, Claims); Digital1st Insurance™ with Digital1st eConnect™, Digital1st EcoExchange™ and Digital1st Platform™ – a cloud-native, microservices and open API platform; Distribution Management, Data and Analytics and an Enterprise Data Warehouse. For more details on Majesco, please visit www.majesco.com.

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Media Contact

Tara Dilzer Alexander
Director, Marketing Communications and Creative Services
+1 718 916 6873

tara.dilzeralexander@majesco.com

Investor Contact

SM Berger & Co

Andrew Berger

+216 464 6400

andrew@smberger.com

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three months ended June 30, 2019	Three months ended June 30, 2018
Revenue	$37,304	$33,975
Cost of revenue	17,434	18,045
Gross profit	$19,870	$15,930

Operating expenses
Research and development expenses	$5,470	$4,849
Selling, general and administrative expenses	11,826	9,305
Total operating expenses	$17,296	$14,154
Income from operations	$2,574	$1,776
Interest income	189	6
Interest expense	(89)	(124)
Other income (expenses), net	(11)	181
Income before provision for income taxes	$2,663	$1,839
Provision for income taxes	1,381	795
Net Income	$1,282	$1,044

Earnings per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Weighted average number of common shares outstanding
Basic	42,912,982	36,600,811
Diluted	44,875,925	38,789,725

See accompanying notes to the Consolidated Financial Statements.

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	June 30, 2019	March 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,633	$11,329
Short term investments	23,375	28,108
Restricted cash	43	43
Accounts receivables, net	18,221	17,366
Unbilled accounts receivable	19,367	17,916
Prepaid expenses and other current assets	13,542	15,598
Total current assets	84,181	90,360
Property and equipment, net	2,702	3,026
Right of use asset, net	5,205	--
Intangible assets, net	12,261	12,969
Deferred income tax assets	6,992	7,816
Unbilled accounts receivable, net of current portion	2,389	543
Other assets	377	489
Goodwill	34,170	34,145
Total Assets	$148,277	$149,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Loan from bank-receivable and vehicle loan	134	442
Lease liability	2,654	--
Accounts payable	2,669	2,327
Accrued expenses and other liabilities	24,793	31,341
Deferred revenue	11,811	10,988
Total current liabilities	42,061	45,098
Vehicle loan	102	109
Lease liability, net of current portion	2,563	--
Consideration payable on Exaxe acquisition	2,977	2,951
Other liabilities	1,134	1,089
Total Liabilities	$48,837	$49,247

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of June 30, 2019 and 50,000,000 as of March 31, 2019, NIL shares issued and outstanding as of June 30, 2019 and March 31, 2019	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of June 30, 2019 and 450,000,000 as of March 31, 2019, 42,929,765 shares issued and outstanding as of June 30, 2019 and 42,846,273 as of March 31, 2019	$86	$86
Additional paid-in capital	123,567	122,163
Accumulated deficit	(25,217)	(22,969)
Accumulated other comprehensive loss	(229)	(412)
Non-controlling interest in consolidated subsidiaries	1,233	1,233
Total equity of common stockholder	99,440	100,101
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,277	$149,348

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,
(U.S. dollars; in thousands):	2019	2018
Net Income	$1,282	$1,044

Add:
Provision for income taxes	1,381	795
Depreciation and amortization	1,226	1,046
Interest expense	89	124

Less:
Interest income	(189)	(6)
Other income (expenses), net	11	(180)
EBITDA	$3,800	$2,823

Add:
Stock based compensation	929	675

Adjusted EBITDA	$4,729	$3,498

Revenue	37,304	33,975
Adjusted EBITDA as a % of Revenue	12.68%	10.30%